UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 15, 2015

CollabRx, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-35141
(Commission File Number)

68-0370244
(I.R.S. Employer Identification No.)

44 Montgomery Street, Suite 800
San Francisco, CA 94104-4811
 (Address of Principal Executive Offices)

(415) 248-5350
 (Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Merger with Medytox Solutions, Inc.

On April 15, 2015, CollabRx, Inc. (“CollabRx”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among CollabRx, CollabRx Merger Sub, Inc., a wholly owned subsidiary of CollabRx (“Merger Sub”), and Medytox Solutions, Inc. (“Medytox”), pursuant to which it is contemplated that Merger Sub would merge with and into Medytox, with Medytox surviving the merger as a wholly owned subsidiary of CollabRx (the “Merger”).

In the Merger, (i) each share of Medytox Common Stock will be converted into the right to receive such number of shares of CollabRx Common Stock equal to the Exchange Ratio (as defined in the Merger Agreement and described below), (ii) each share of Medytox Series B Preferred Stock will be converted into the right to receive one share of CollabRx Series B Preferred Stock, which will be designated prior to the closing of the Merger, (iii) each share of Medytox Series D Preferred Stock will be converted into the right to receive one share of CollabRx Series D Preferred Stock, which will be designated prior to the closing of the Merger, (iv) each share of Medytox Series E Preferred Stock will be converted into the right to receive one share of CollabRx Series E Preferred Stock, which will be designated prior to the closing of the Merger, (v) each option and warrant to purchase shares of CollabRx Common Stock will continue in existence pursuant to its terms, (vi) each restricted stock unit for CollabRx Common Stock will settle prior to the closing of the Merger in accordance with its terms, and (vii) Medytox’s equity incentive plan will be assumed by CollabRx and each outstanding option to purchase shares of Medytox Common Stock will be assumed by CollabRx and converted into an option to purchase shares of CollabRx Common Stock (with proportional adjustment to the number of shares underlying the option and the exercise price, each in accordance with the Exchange Ratio).  The Exchange Ratio will be calculated such that holders of CollabRx equity prior to the closing of the Merger (including all outstanding CollabRx Common Stock and all restricted stock units, options and warrants exercisable for shares of CollabRx Common Stock) will hold 10% of CollabRx’s Common Stock following the closing of the Merger, and holders of Medytox equity prior to the closing of the Merger (including all outstanding Medytox Common Stock and all outstanding options exercisable for shares of Medytox Common Stock, but less certain options that will be cancelled contingent upon the closing pursuant to agreements between Medytox and such optionees) will hold 90% of CollabRx’s Common Stock following the closing of the Merger, in each case on a fully diluted basis, provided, however, outstanding shares of the newly designated CollabRx Series B Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, certain outstanding convertible promissory notes exercisable for CollabRx Common Stock after the closing and certain option grants expected to be made at or immediately following the closing of the Merger are excluded from such ownership percentages.

The Merger Agreement includes representations and warranties of the parties and covenants regarding the operation of the business of CollabRx  prior to closing.  The closing of the Merger is conditioned upon, among other things, (i) the adoption and approval of the Merger Agreement, and all of the transactions contemplated therein (including without limitation a reverse split of CollabRx’s Common Stock, an increase in the number of authorized shares of CollabRx Common Stock, an increase in the number of shares available for issuance under CollabRx’s 2007 Incentive Award Plan, and the filing of Certificates of Designation for new Series B, D and E Preferred Stock) by the stockholders of CollabRx and the adoption and approval of the Merger Agreement, and all of the transactions contemplated therein, by the stockholders of Medytox, (ii) the approval for listing on NASDAQ of the shares of CollabRx being issued as consideration in the Merger, (iii) the creation of a new wholly owned subsidiary of CollabRx and the contribution of all of CollabRx’s assets thereto, (iv) the absence of laws or orders prohibiting the Merger, and (v) the receipt of all required consents.  The obligation of each party to consummate the Merger is also conditioned upon the other party’s representations and warranties being true and correct (subject to certain materiality exceptions), the other party having performed in all material respects its obligations under the Merger Agreement and the other party having not suffered a material adverse effect.

The Merger Agreement contains certain termination rights for both CollabRx and Medytox, and provides that, upon termination of the Merger Agreement under specified circumstances, either party may be required to pay the other party a termination fee in an amount equal to $1,000,000.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is hereby incorporated into this report by reference.

Voting and Support Agreements

In connection with the execution of the Merger Agreement, Thomas R. Mika and Medytox entered into a Parent Voting and Support Agreement dated as of April 15, 2015, whereby Mr. Mika, in his capacity as a stockholder of CollabRx, agreed to vote (i) in favor of the Merger and all of the other transactions contemplated under the Merger Agreement, including the designations of the new Series B Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, the election to the board of directors of CollabRx of the individuals named in the Merger Agreement, and any other proposals in furtherance of the terms of the Merger Agreement, and (ii) against any takeover proposals or any other proposals in opposition of the Merger.  Mr. Mika also granted an irrevocable proxy to Medytox or its designees to vote his shares for the foregoing purposes.  Such agreement contains certain restrictions on the transferability of Mr. Mika’s shares prior to the closing of the Merger and certain customary representations and warranties.

In connection with the execution of the Merger Agreement, CollabRx and certain Medytox shareholders executed a Company Voting and Support Agreement dated as of April 15, 2015, whereby such stockholders agreed to vote (i) in favor of the Merger and all of the other transactions contemplated under the Merger Agreement and any other proposals in furtherance of the terms of the Merger Agreement, and (ii) against any takeover proposals or any other proposals in opposition of the Merger.  Such stockholders also granted an irrevocable proxy to CollabRx or its designees to vote their respective shares for the foregoing purposes.  Such agreement contains certain restrictions on the transferability of such stockholders’ shares prior to the closing of the Merger and certain customary representations and warranties..  Such Medytox shareholders hold, in the aggregate, a majority of the outstanding shares of Medytox common stock as well as all of the outstanding Series B Preferred Stock of Medytox (the “Major Medytox Stockholders”).

The foregoing descriptions of the Parent Voting and Support Agreement and the Company Voting and Support Agreements do not purport to be complete and are qualified in their entirety by reference to the Parent Voting and Support Agreement and the form of Company Voting and Support Agreement, copies of which are filed as Exhibits 10.1 and 10.2 hereto and are hereby incorporated into this report by reference.

Stockholders Agreement

In connection with the execution of the Merger Agreement, CollabRx, Thomas R. Mika and the Major Medytox Stockholders also entered into a Stockholders Agreement dated as of April 15, 2015, whereby the parties agreed to take all necessary actions to (i) set the size of the board of directors of CollabRx at seven (7) members as of the effective time of the Merger, and (ii) elect to the CollabRx board two (2) directors designated by Mr. Mika, until the earliest to occur of (A) the date when Mr. Mika’s equity holdings in CollabRx fall below the Minimum Equity Percentage (as defined in the Stockholders Agreement), (B) the first anniversary of the date of the agreement, and (C) the date of termination of Mr. Mika’s employment with CollabRx or a subsidiary thereof.  The agreement also contains customary representations and warranties and certain procedural and information rights related to the foregoing obligation to vote.

The foregoing description of the Shareholders Agreement does not purport to be complete and is qualified in its entirety by reference to the Shareholders Agreement, a copy of which is filed as Exhibit 10.3 hereto and is hereby incorporated into this report by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

On March 17, 2015, prior to the execution of the Merger Agreement, CollabRx’s board of directors approved an amendment (the “Amendment”) to the Shareholder Rights Agreement between CollabRx (f/k/a Tegal Corporation) and Computershare Trust Company, N.A. (as successor rights agent to Registrar and Transfer Company) (“Rights Agent”), dated as of April 13, 2011 (the “Rights Agreement”). The ammendment was executed and delivered by the parties thereto as of April 15, 2015.

The Amendment, among other things, renders the Rights Agreement inapplicable to the Merger Agreement and the transactions and other agreements contemplated thereunder.  The Amendment provides that the execution and delivery of the Merger Agreement and the agreements referenced therein and the consummation of the Merger and the other transactions contemplated by the Merger Agreement will not result in Medytox or its affiliates being deemed an “Acquiring Person” under the Rights Agreement.  In addition, the Amendment provides that none of a “Stock Acquisition Date,” a “Distribution Date,” a “Section 11(a)(ii) Event” or a “Section 13 Event” (each as defined in the Rights Agreement) will occur by reason of the approval or execution of the Merger Agreement and the agreements referenced therein or the consummation of the Merger and the other transactions contemplated by the Merger Agreement.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 4.1 hereto and is hereby incorporated into this report by reference.

Item 5.02.	Compensatory Arrangements of Certain Officers.

On April 13, 2015, CollabRx’s Compensation Committee approved a $150,000 cash bonus to be paid to Thomas R. Mika, President, Chief Executive Officer and Acting Chief Financial Officer of CollabRx, upon the execution of the Merger Agreement.

Concurrently with the execution of the Merger Agreement, each of Mr. Mika and Clifford Baron, Chief Operating Officer of CollabRx, executed agreements, dated as of April 15, 2015, (“Agreements re Employment Termination”), acknowledging and agreeing that (i) the Merger shall not constitute a change of control under their respective employment agreements with CollabRx, (ii) their respective employment agreements with CollabRx shall automatically terminate upon the execution and delivery of a new employment agreement (the “New Employment Agreements”) immediately prior to the closing of the Merger, and no severance or acceleration of vesting shall be granted in connection with such termination, and (iii) Messrs. Mika and Baron shall automatically resign as officers of CollabRx upon execution and delivery of the New Employment Agreements.

Mr. Mika’s New Employment Agreement provides for a one (1) year initial term, with automatic one (1) year renewals thereafter unless written notice is provided otherwise.  Pursuant to the New Employment Agreement, Mr. Mika shall become, upon the closing of the Merger, Chairman of the Board of CollabRx and President and Chief Executive Officer of “New Sub” (as defined in the Merger Agreement).  Mr. Mika’s New Employment Agreement further provides for a base salary of $310,000, and severance, upon termination by CollabRx without cause or by Mr. Mika for good reason, consisting of (i) two times base salary plus $266,667 plus 24 months of COBRA premiums, if the termination occurs within the first year of employment, or (ii) one times base salary plus 12 months of COBRA premiums, if the termination occurs after the first year of employment.

Mr. Baron’s New Employment Agreement provides for a two (2) year initial term, with automatic one (1) year renewals thereafter unless written notice is provided otherwise.  Pursuant to the New Employment Agreement, Mr. Baron shall become, upon the closing of the Merger, Vice President and Chief Operating Officer of “New Sub” (as defined in the Merger Agreement).  Mr. Baron’s New Employment Agreement further provides for (i) a base salary of $200,000, and (ii) severance, upon termination by CollabRx without cause or by Mr. Baron for good reason, consisting of one half (1/2) times base salary plus six (6) months of COBRA premiums plus 12 months’ of acceleration of vesting, if the termination occurs within the first year of employment, or 24 months’ of acceleration of vesting, if the termination occurs after the first year of employment.  If the termination by CollabRx without cause or by Mr. Baron for good reason occurs within three (3) months before or 12 months after a “change of control” event, the severance payable to Mr. Baron shall instead equal one (1) times base salary plus 12 months of COBRA premiums.

The foregoing descriptions of the Agreements re Employment Termination and New Employment Agreements do not purport to be complete and is qualified in their entirety by reference to the Agreements re Employment Termination and New Employment Agreements, copies of which are filed as Exhibits 10.4 through 10.7 hereto and are hereby incorporated into this report by reference.

Item 8.01.	Other Events.

Press Release

On April 16, 2015, CollabRx and Medytox issued a joint press release announcing, among other things, the execution of the Merger Agreement.  A copy of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated into this report by reference.

Participants in Solicitation

Medytox, CollabRx, and their respective directors, executive officers, and other employees may be deemed to be participants in the solicitation of proxies from Medytox and CollabRx stockholders with respect to the Merger. Information about Medytox’s directors and executive officers is available in Medytox’s annual report on Form 10−K for the year ended December 31, 2013. Information about CollabRx’s directors and executive officers is available in CollabRx's annual report on Form 10-K/A for the year ended March 31, 2014. Additional information about the interests of potential participants will be included in the registration statement and proxy statement and other materials filed with the Securities and Exchange Commission (the “SEC”). These documents are available free of charge at the SEC’s website at www.sec.gov, or by going to Medytox’s Investors page on our corporate website at www.medytoxsolutionsinc.com or by going to CollabRx's Investors page on its corporate website at www.collabrx.com.

Additional Information

This document does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. CollabRx will file a registration statement, including a joint proxy statement of CollabRx and Medytox, and other materials with the SEC in connection with the Merger. We urge investors to read these documents when they become available because they will contain important information. Investors will be able to obtain free copies of the registration statement and proxy statement, as well as other filed documents containing information about Medytox and CollabRx, at www.sec.gov, the SEC’s website or by going to Medytox's Investors page on their corporate website at www.medytoxsolutionsinc.com  or by going to CollabRx’s Investors page on our corporate website at www.collabrx.com."

Item 9.01.	Exhibits.

2.1	Agreement and Plan of Merger dated April 15, 2015.

4.1	Amendment to Rights Plan dated April 15, 2015.

10.1	Parent Support Agreement dated April 15, 2015 between Medytox and Thomas R. Mika.

10.2	Form of Company Support Agreement dated April 15, 2015 between CollabRx and certain Medytox stockholders identified therein.

10.3	Stockholders Agreement dated April 15, 2015 among CollabRx, Thomas R. Mika and certain Medytox stockholders identified therein.

10.4	Agreement re Termination of Employment dated April 15, 2015 among CollabRx, Medytox and Thomas R. Mika.

10.5	Agreement re Termination of Employment dated April 15, 2015 among CollabRx, Medytox and Clifford Baron.

10.6	Form of Employment Agreement among New Sub, CollabRx and Thomas R. Mika.

10.7	Form of Employment Agreement among New Sub, CollabRx and Clifford Baron.

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Schedules to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K.  CollabRx will furnish copies of any such Schedules to the SEC upon request.

Date: April 17, 2015	COLLABRX, INC.

	By:	/s/ Thomas R. Mika
	Name:	Thomas R. Mika
	Title:	President & Chief Executive Officer